                                                                  EXHIBIT 10(pp)
                                   CONTRACT BETWEEN

TRW SYSTEMS INTEGRATION GROUP      and        COMPUTERIZED THERMAL IMAGING, INC.
STRATEGIC SYSTEMS DIVISION                    141 NORTH STATE STREET
POST OFFICE BOX 1310                          LAKE OSWEGO, OR 97034
SAN BERNARDINO, CALIFORNIA 92402-1310


CONTRACT NUMBER:  TRW-96-002                  TERMS: NET 30 DAYS

                                COST PLUS FEE CONTRACT

     This Contract is entered into October 29, 1996 between TRW Inc., an Ohio corporation, operating through its Systems Integration Group, Strategic Systems Division, having an office at San Bernardino, California 92402 (hereinafter also called "TRW" or "Seller") and Computerized Thermal Imaging, Inc. a Nevada company (also called "CTI" or "Buyer").

                                   WITNESSETH THAT:

In consideration of the mutual promises, covenants, and agreements herein set forth, the Parties agree that the Seller shall furnish and deliver to the Buyer all the goods, and perform all the services set forth for the consideration stated herein. The rights and obligations of the Parties to this Contract shall be subject to and governed by this Contract and other documents or Specifications attached hereto or referenced herein. This Contract supersedes any and all prior agreements of the parties, whether written or oral, concerning the subject matter hereof.

This Contract shall not be varied in its terms or conditions by any oral agreement or representation, or otherwise than by an instrument in writing of even or subsequent date thereto, executed by both Seller and Buyer.

The article titles used herein are for convenience only and shall in no way be construed as part of this Contract or as an indication of the meaning of the particular section.

                                  INDEX OF ARTICLES
ARTICLE
NO.            ARTICLE TITLE                                        PAGE
---            -------------                                        ----
I              Definitions and Priority                                2
II             Limits of Agreement                                     3
III            Scope of Work                                           3
IV             Performance, Delivery Schedule and Termination          3
V              Inspection and Acceptance                               3
VI             Estimated Cost and Fee *                                4
VII            Consideration and Payment                               4
VIII           Invoices and Remittance                                 4
IX             Payment Terms                                           5
X              Packaging and Delivery                                  5
XI             Warranty                                                5
XII            Limitation of Liability                                 6
XIII           Indemnification                                         7
XIV            Excused Performance                                     7
XV             Insolvency of Buyer                                     7
XVI            Default                                                 7
XVII           Assignment                                              8

                            INDEX OF ARTICLES (Continued)
ARTICLE
NO.            ARTICLE TITLE                                        PAGE
---            -------------                                        ----
XVIII          Notices                                                 8
XIX            Governing Law - Arbitration                             8
XX             Taxes                                                   9
XXI            Contract Management                                     9
XXII           Notice of Delay                                         9
XXIII          Reports                                                 9
XXIV           Intellectual Property Rights & New Technology &
               Data Rights *                                          10
XXV            Patents Infringement                                   11
XXVI           Changes                                                11
XXVII          Modification and Waiver                                12
XXVIII         Severability                                           12
XXIX           Counterparts                                           12
XXX            Remedies                                               12
XXXI           Proprietary Information and Non-Disclosure             12
XXXII          System Integration Rights *                            13
XXXIII         Buyer Furnished Software and Property                  13

*- These portions have been omitted under a request for confidential treatment


ARTICLE I - DEFINITIONS AND PRIORITY

A.   The following words and phrases shall have the meanings set forth below:

     1. Contract: This Contract between TRW and CTI includes Appendix A - Statement of Work, attached hereto and made a part hereof, as may be modified or supplemented from time to time by agreement by the parties, and similar schedules, work plans, or documents if approved by both parties from time to time for performing the projects.

     2. Estimated Cost: The amount within which it is agreed that the Statement of Work is likely to be accomplished.

     3. Fee: A compensation method which might be approved by the parties from time to time for a portion of the Statement of Work by which Seller would be paid an agreed dollar amount for full satisfaction regardless of the Cost incurred, or Seller may be reimbursed for any Costs incurred allocable to the appropriate job and paid as agreed amount in addition to Costs for full satisfaction, for any specific statement of work for which the parties agree in advance to be compensated on this basis.

     4. Delivery Dates: The dates agreed in the Statement of Work for the services to be performed at the Site.

     5. Services: The services described in the Statement of Work to be provided by TRW.

     6. Site: The facility or other location identified in the Statement of Work as the destination to which transportation is to be arranged for deliverable items, and at which services are to be performed.


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

     7. Costs: The actual cost incurred by Seller to perform the work under this Contract, including the cost of equipment provided and expenses incurred plus the same burden rates for such costs as TRW charges on government contracts.

     8.   Fee:   The amount calculated as a percentage of Cost shall be referred to as the "Fee." The compensation Seller is expected to be paid for the work under this Contract is Cost reimbursement plus the Fee.

B. In case of any ambiguous inconsistencies between this Contract and the Statement of Work or similar work orders, the text of this Contract shall prevail.

C. This Contract definitizes and applies to work performed pursuant to the Advanced Authorization to Proceed contained in CTI telefax dated October 10, 1996.

ARTICLE II - LIMITS OF AGREEMENT

     The terms and conditions set forth herein constitute the complete and exclusive statement of all of the terms of the agreement between TRW and CTI with respect to this Contract, unless different or additional terms and conditions are hereafter agreed in writing and made a part hereof by Contract amendment. All prior representations and agreements of the parties are merged herein and no agent, employee or representative of Seller has the authority to bind Seller to any other affirmation, representation, promise or warranty concerning the software or services furnished by Seller, and such are not enforceable by Buyer unless contained herein. This Contract shall not be varied, supplemented, qualified, or interpreted by any prior course of dealing between the parties or by any usage of trade.

ARTICLE III - SCOPE OF WORK

     Seller, as an independent Contractor and not as an agent of Buyer, shall, in conformance with the terms and conditions more particularly set forth herein, provide the necessary personnel, and services and do all things necessary or incidental to furnish and deliver to the Buyer all requirements as set forth in Appendix A-STATEMENT OF WORK, dated October 22, 1996, as revised or amended from time to time.

ARTICLE IV - PERFORMANCE, DELIVERY SCHEDULE AND TERMINATION

     The period of performance shall be from the effective date hereof and continue for 48 months. The Seller shall provide the services, complete the installation of the Buyer furnished materials as required by ARTICLE III- SCOPE OF WORK within the period of performance. Seller shall request clarifications or instructions from Buyer if the Statement of Work or instructions from Buyer are not clear or are ambiguous as the project progresses. Either party may terminate this contract for convenience by giving thirty (30 days) written notice.

ARTICLE V - INSPECTION AND ACCEPTANCE

A. Final inspection and acceptance of services shall be made at the sites designated by Buyer. All services covered by this Contract will be subject to inspection and test by Buyer to the extent practicable at reasonable times and places prior to acceptance. Any such inspection and test shall be performed in such manner as to not delay or otherwise interfere with Seller's performance hereunder.

B. Buyer shall promptly inspect services within 5 days of being notified by Seller of their being tendered for inspection, and shall, within ten (10) days after such inspection, give written notice to Seller of any claim that the goods or services do not conform with the terms of this Contract. If Buyer fails to inspect services called for above, Buyer will be held to have accepted the goods or services with all defects that inspection would have revealed, subject to Seller's obligations under ARTICLE XI, and to have waived all rights Buyer may have had to revoke acceptance after said ten (10) day period. Notwithstanding the foregoing, Buyer may notify Seller of a reasonable delay and toll the inspection period.

C. Depot Operation. To be determined after approval of TRW's Logistics Support Plan.

ARTICLE VI - ESTIMATED COST AND FEE

          [REDACTED DUE TO CONFIDENTIALITY: THE MATERIAL IN THIS ARTICLE HAS BEEN OMITTED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT. ACCORDINGLY, THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

ARTICLE VII - CONSIDERATION AND PAYMENT

     Seller shall submit invoices monthly identifying work performed, Costs incurred and the applicable Fee, consisting of the total payable. At the end of Seller's work required by the Contract, a final invoice containing all unpaid Cost incurred and uninvoiced Fee, if any, shall be submitted and paid.

ARTICLE VIII - INVOICES AND REMITTANCE

A. Invoices for payments hereunder shall be submitted to the following address:

     Mr. Richard Secord, President
     Computerized Thermal Imaging, Inc.
     141 North State Street
     Lake Oswego, OR 97034

B.   Remittance shall be made by check to: (if by U. S. Mail)
     TRW Inc.
     Accounts Receivable
     Lock Box File No. 41818
     Los Angeles, CA 90074-1818

C.   Remittance shall be made by check to: (if sent by Commercial Express
     Carrier)
     TRW Inc.
     300 North Sepulveda
     El Segundo, CA 90245
     Attention:  Glenn Campbell
               (310) 814-7738

ARTICLE IX - PAYMENT TERMS

     Payment terms are net thirty (30) days after date of Seller's invoice. Seller preserves the right at any time to suspend credit or to change credit terms provided herein, when the financial condition of Buyer reasonably so warrants. In such case, in addition to any other remedies herein or by law provided, cash payment or satisfactory security from Buyer may be required by Seller before shipment, or the due date of payment by Buyer under any Contract or order with Seller may be accelerated by Seller. Failure to pay invoices at maturity date makes all subsequent invoices immediately due and payable, irrespective of terms, and Seller may terminate work and/or withhold all subsequent deliveries until the full account is settled.

ARTICLE X - PACKAGING AND DELIVERY

     Packaging and packing of all items for delivery shall be in accordance with good commercial practice and



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adequate to assure safe arrival at destination.  The delivery point of all items to be delivered by Seller hereunder shall be F. O. B. Origin.

ARTICLE XI - WARRANTY

A.   Software

     For six (6) months commencing upon the date software installation is accepted by Buyer at the designated site, TRW warrants that the software modified or developed by TRW, excluding defects existing at the time of delivery to TRW in the coding of the software originating from any third party, shall substantially conform to professional quality, standard industry practices, the TRW Software Guidelines, and the purpose and requirements set forth in Appendix A - STATEMENT OF WORK, or other document referencing the software description. If any of the TRW modified or developed software fails to comply with the warranty set forth in this paragraph, TRW shall make a reasonable effort to correct the program errors either (a) without increase to the Fee or Cost of the Contract or (b) without increase to the Fee but with reimbursement of Costs, if Buyer's instructions were ambiguous and unclear and Seller's action was reasonable. Any corrected software will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. Notwithstanding any other provision of this
ARTICLE XI, TRW does not warrant that software provided hereunder is free of all errors or omissions. Further, TRW does not warrant that the functions contained in the delivered software will meet Licensee's requirements or will operate in combinations other than as specified by TRW, or that the operation of the software will be uninterrupted or error free or that all program defects can be corrected. Seller will transfer to Buyer the benefit of any third party warranties to the extent allowable by the third parties.

B.   Services

     1. All services performed by TRW will be of professional quality and conform to standard industry practices and be in accordance with the Statement of Work, or other document specifying the particular purpose of the services approved by the parties. Any services which are actually defective will be re-performed with reasonable promptness, after written notification is received, and if said notice is made promptly after discovery of such defect, and in no event later than six (6) months from the date of acceptance thereof. In such event, to perform any such re-work or transportation caused thereby, either (a) no additional Fee or duplicated Cost shall be allowed, or (b) only Costs shall be reimbursed if Buyer's instructions were ambiguous and Seller reasonably provided the services. If services are to be performed pursuant to a software warranty, the software warranty standard and conditions apply. Buyer shall notify Seller in writing of any defect, furnish relevant information with respect thereto.

     2. In instances when re-performance of a defective service is impractical, and at TRW's sole discretion, an equitable adjustment of the earned Fee and Costs of the affected item may be offered in lieu of re-performing the service.

C. ANY OTHER PROVISIONS OF THIS CONTRACT TO THE CONTRARY NOTWITHSTANDING, THIS WARRANTY, EXCEPT AS TO TITLE, IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WHETHER ARISING BY LAW, CUSTOM, CONDUCT OR USAGE OF TRADE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL (EXCEPT AS MAY BE ATTRIBUTABLE TO ARTICLES XIII, XXIV, XXV, OR XXXI), OR PUNITIVE DAMAGES.

D. Deport Warranty - To be determined after approval of TRW's Logistics Support Plan.

ARTICLE XII - LIMITATION OF LIABILITY

     Neither party in any event shall be liable for indirect, incidental, special or consequential (except as may be attributable to ARTICLES XIII, XXIV, XXV, OR XXXI) or punitive damages, including such liability for improper disclosure or misuse by others of any data gathered or processed by the systems delivered under this Contract. Seller shall not be liable for incorrect or inappropriate responses or incorrect diagnosis resulting from the data gathering or processing performed by the systems delivered under this contract. Seller's liability for damages to Buyer on any claim, including negligence, for any loss or damage resulting from the performance or breach thereof, or the design, manufacture, sale, delivery, resale, installation, technical direction of installation, inspection, repair, operation or use of any software, data, goods or services covered by or furnished under this Contract, shall in no case exceed the amount of fee paid to the Seller under this contract or $1,000,000, whichever is less.

ARTICLE XIII - INDEMNIFICATION

     To the extent that Seller's or Buyer's agents, employees or subcontractors enter upon premises occupied by or under the control of the other party in the course of the performance of this Contract, the parties shall take all necessary precautions to prevent the occurrence of any injury (including death) to any persons, or of any damage to any property arising out of acts or omissions of such agents, employees or subcontractors, and except to the extent that any such injury or damage is due solely and directly to the other party's gross negligence or willful misconduct, shall indemnify the other party, its officers, employees and agents, against any loss, claims, damages, liability, expense (including reasonable attorney fees) and cause of action whatsoever arising out of any act or omission of the party, its agents, or employees, and both parties shall maintain such Public Liability, Property Damage and Employee's Liability and Compensation Insurance as will protect the other party from any of said risks and from any claims under any applicable Workmen's Compensation and Occupation Disease Acts. Furthermore, each party agrees to hold harmless and indemnify the other from any third-party claim against one party arising from the other party's negligence or intentional misconduct.

ARTICLE XIV - EXCUSED PERFORMANCE

     In addition to any excuse provided by applicable law, Seller shall be excused from liability for non-delivery, delay in delivery, or delivery of non conforming goods or services arising from any events beyond its control, whether or not the events were foreseeable by either party when entering into the Contract, specifically including, but not limited to, war, riot, strikes, lockouts, labor disturbances, resignation or death of any of key personnel, energy or material shortages, fire, flood, earthquake or other natural catastrophe, Federal, State or Local government requirement or proscription, breach of contract or other failure of a subcontractor to perform, or impossibility, including practical impossibility, to perform the services called for herein or to develop the software without going beyond the state of the art. Unless expressly provided in writing herein to the contrary, Seller shall not be deemed to have assumed the risk of any of the above circumstances. In such event, Seller shall be entitled to compensation on an equitable basis for any benefit received by Buyer in retaining non conforming software or utilizing non conforming services.

ARTICLE XV - INSOLVENCY OF BUYER

     If Buyer takes any action to make Seller believe Buyer may become bankrupt or insolvent, ceases business, or to pay bills during the term of this Contract, Seller may forthwith terminate this Contract upon written notice thereof to Buyer. Such termination shall not prejudice Seller's rights to any amounts then due under this Contract or effect any other rights Seller may have under applicable provisions of controlling law.


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

ARTICLE XVI - DEFAULT

A.   An Event of Default on the part of either party shall exist if:

     1. Such party fails to pay the other party any amount required to be paid hereunder when due and payable;

     2. Such party fails to perform any other material obligation required to be performed by it under any provisions of this Contract, or fails to initiate corrective action within thirty (30) days after receiving notice from the other party that such performance has become due.

B. Subject to other provisions hereof which expressly limit the remedies available hereunder, if an Event of Default, as defined in paragraph A above, exists on the part of either party, then the other party may continue performance and seek a resolution of any disputed performance according to
Article XIX, or the other party may terminate this Contract upon giving written notice of termination and pursue any other remedies available at law or in equity.

C. Failure by either party to insist upon strict performance of any provision of this Contract by the other party shall not be deemed to be a waiver by such party of its rights or remedies, or a waiver by it of any subsequent default by the other party in the performance of or compliance with any of the terms of this Contract.

ARTICLE XVII - ASSIGNMENT

A. Neither party shall, without the consent in writing of the other party assign or transfer this Contract or the benefits or obligations thereof or any part thereof to any other person other than a subsidiary wholly owned by the party, provided that this shall not affect any right of TRW to assign, either absolutely or by way of charge, any moneys due or to become due to it or which may become payable to it under this Contract.

B. No assignment or transfer of any right or duty hereunder by either party shall constitute a novation or otherwise release or relieve such party of its obligations hereunder.

C. The provisions of this Agreement shall be binding upon and inure to the benefits of Seller and Buyer and their respective successors and assigns. In the event either party foresees a successor situation developing, the other party shall be notified in writing. This provision shall not be deemed to expand or otherwise affect the limitation on assignment and transfers set forth above and no party is intended to or shall have any right or interest under this Contract, except, as provided herein.

ARTICLE XVIII- NOTICES

     Any notices required to be given hereunder shall be given in writing at the address of each party herein set forth or to such other address as either party may substitute by written notice to the other.

If to Buyer:
     Mr. Richard Secord, President
     Computerized Thermal Imaging, Inc.
     141 North State Street
     Lake Oswego, OR 97034



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

If to Seller:
     TRW Inc.
     Post Office Box 1310
     San Bernardino, CA 92402-1310
     ATTENTION:  Richard L. Nickell, SBCA/200

ARTICLE XIX - GOVERNING LAW - ARBITRATION

     All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of California, United States of America.
     Any dispute between the parties arising out of or related to this Contract (or any Statement of Work or other document executed related to this Contract) shall be resolved by binding arbitration held in Ogden, Utah, in accordance with the rules and procedures of the American Arbitration Association ("AAA").
Either party may deliver to the other a written dispute notice setting forth a description of the issue(s). Appropriate representatives of both parties will negotiate in good faith within ten (10) days to resolve the dispute. If the parties are unable to resolve the dispute within ten days, either party may notify the AAA and the other party of a statement of claim to initiate arbitration. The purpose of arbitration is to promptly resolve all disputes, including any cost or fee dispute or resolution of any equitable adjustments or determination of reasonable charges which may arise during the course of continued performance, because the parties have agreed to identify work to be performed as the term of the contract progresses and that all costs and charges shall be reasonable. The AAA shall be the appointing and administrative authority applying its supplemental and procedural rules unless the parties agree on other procedures. If the parties cannot mutually select an arbitrator reasonably acceptable to both parties with five (5) days of such notice, AAA shall identify three independent candidates for selection as the sole arbitrator, allowing each party an opportunity to strike one. The arbitrator shall adhere to deadlines for a prompt resolution.

ARTICLE XX - TAXES

     Any direct taxes (including stamp, and turnover taxes but excluding income taxes), duties, fees, charges, or assessments of any nature levied by any governmental authority in connection with the work of this Contract, whether levied against Buyer or TRW, shall be for Buyer's account and shall be paid directly by Buyer to the governmental authority concerned.

ARTICLE XXI - CONTRACT MANAGEMENT

A. Each party's Contract Manager for this Contract shall be designated in writing. Either party may, by written notice to the other, change such Contract Manager at any time. At the commencement of this Contract, Richard Secord is the Contract Manager for CTI, Richard Nickell is the Contract Manager for TRW.

B. No request, notice, authorization, direction or order received by the Seller shall be binding upon Seller, or serve as a basis for adjusting the price, or other provision of the Contract unless issued or confirmed in writing by the Buyer's named Contract Manager. Buyer's Contract Manager shall codify into the Contract out of scope or over and above activities required by the Buyer's Program or Technical Representatives. The Seller shall immediately notify, in writing, the Buyers Contract Manager whenever a change request has been received from a representative of Buyer other than the Contract Manager which would affect the terms and conditions, estimated cost, fee, Statement of Work or Schedules of this Contract.

C. Only TRW's designated Contract Manager or a more senior contracting individual within the Company is authorized to contractually obligate TRW.


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ARTICLE XXII - NOTICE OF DELAY

     Whenever any actual or potential event is delaying or threatening to delay delivery of the equipment or performance of the services under this Contract, Seller shall give expeditious notice thereof.

ARTICLE XXIII - REPORTS

     The Seller shall furnish reports of cost incurred and the progress of performance monthly. Cost reports shall be submitted within seven (7) days after the close of TRW's accounting month. Progress reports shall be submitted as of the end of each calendar month so as to reach Buyer by the 7th day of the following month.

ARTICLE XXIV - INTELLECTUAL PROPERTY RIGHTS AND NEW TECHNOLOGY AND DATA RIGHTS

          [REDACTED DUE TO CONFIDENTIALITY: THE MATERIAL IN THIS ARTICLE HAS BEEN OMITTED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT. ACCORDINGLY, THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]


ARTICLE XXV- PATENT INFRINGEMENT

A. TRW shall indemnify Buyer against all actions, claims, demands, costs, legal fees, charges, and expenses arising from or incurred by reason of any infringement or alleged infringement of United States letters patent, design, or copyright, by the use of any Intellectual Property supplied by TRW but such indemnity shall not cover any use of the products other than for the purpose indicated by or reasonably to be inferred from this Contract or to any use which constitute an infringement due to the use of any such products or software in association or combination with any other products not supplied by TRW under such combination is designed by services of TRW.

B. In the event of any claim being made or action brought against Buyer arising out of the matters referred to in this Article, TRW shall be promptly notified thereof and may at its own expense conduct all negotiations for the settlement of the same, and any litigation that may arise therefrom. Buyer shall not, unless and until TRW shall have failed to take over the conduct of the negotiations or litigation, make any admission which might be prejudicial thereto. The conduct by TRW of such negotiations or litigation shall be conditional upon TRW having first given to Buyer such reasonable security as shall from time to time be required by Buyer to cover the amount ascertained or agreed or estimated, as the case may be, of any compensation, damages, expenses, and costs for which Buyer may become liable. Buyer shall, at the request of TRW, afford all available assistance for the purpose of contesting any such claim or action, and shall be repaid all reasonable expenses incurred in so doing.

C. The foregoing indemnity shall not apply to software products thereof made to the specification or design of Buyer, or to any claim of patent infringement which is based upon the combination of any part of the products with other equipment, except equipment acquired from TRW.

D. The foregoing states the entire liability of TRW with respect to infringement of patents by the products or any part thereof or by operation thereof.

ARTICLE XXVI - CHANGES

A. Any changes to this Contract after the effective date hereof which relate to (i) the deletion of work, (ii) adding additional services, (iii) changing or modifying work, or (iv) making other changes which do not materially alter the scope of this Contract shall be made in accordance with the procedures set forth in this ARTICLE XXVI.

B. Either party hereto may, from time to time, and at any time during the term hereof request a change, as defined in this Contract. (The party requesting the change is hereinafter referred to as the "Requesting Party.") Requests for changes or deletion shall be in writing, and shall be addressed and delivered to the Notified Party. Such writing shall be identified as a "Contract Change Request" (CCR), shall carry a sequential number for ease of tracking, shall set forth in detail the nature of the change requested, and shall identify the item or service to be changed.

C. When TRW is the Requesting Party, TRW shall submit a proposal for equitable adjustment to the Contract Estimated Cost, schedule, or other affected Contract provision. When the Requesting Party is CTI, a proposal for equitable adjustment to the Contract will be submitted promptly after receipt of copies of the CCR. The parties shall, as necessary, negotiate the change and establish any equitable adjustment to the Contract.

D. If the parties decide to implement a change request, a Contract Change Notice ("CCN") shall be prepared, which shall describe the change, delineate the Estimated Cost, schedule, and other impacts of the change. Execution of a CCN by both parties, shall constitute a modification hereof and shall be binding on both parties hereto. TRW shall not proceed on any change until a CCN has been issued.

E. Substitutions of products which are purchased items not manufactured by TRW may be made by TRW without the consent of Buyer if such substitutes are of like function and quality and of lower delivered cost.

XXVII - MODIFICATION AND WAIVER

     No cancellation, modification, amendment, deletion, addition, or other change in the Contract or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

XXVIII - SEVERABILITY

     Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of the Contract. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that the Contract be deemed to be a valid and binding agreement enforceable in accordance with its terms.

XXIX - COUNTERPARTS

This Contract has been executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

XXX - REMEDIES

     Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, other rights and remedies under the Agreement, at law or in equity, and exercise of one right or remedy shall not be deemed a waiver of any other right or remedy.

XXXI - PROPRIETARY INFORMATION AND NON-DISCLOSURE

A. During the term of this Contract, TRW and CTI, to the extent of each party's contractual and lawful right to do so, shall exchange such proprietary technical and other information as is reasonably required for each to perform its obligations hereunder. The disclosing party without consent shall be liable for special or consequential damages. TRW and CTI each agree to keep in confidence and prevent the disclosure to any person(s) outside their respective organizations or any person(s) within their organizations not having a need to know, all information received from the other which is in writing and designated by appropriate stamp or legend to be of a proprietary nature and to use such information only in connection with their obligations under this Agreement; provided, however, that neither party shall be liable for actual special or consequential damages for disclosure or use of such data if the same is:

     1. In the public domain at the time of disclosure, or is subsequently made available to the general public without restriction by the disclosing party;

     2. Known to the receiving party at the time of disclosure without restrictions on its use or independently developed by the receiving party, and there is adequate documentation to demonstrate either condition;

     3. Used or disclosed inadvertently despite the exercise of the same degree of care that each party takes to preserve or safeguard its own proprietary information;

     4. Used or disclosed with the prior written approval of the non-disclosing party;

     5. Disclosed without restriction to the receiving party from a source other than the disclosing party;

     6. Used or disclosed after a period of three (3) years after the date of receipt.

B. No sheet or page of any written material will be so labeled which is not, in good faith, believed to contain Proprietary information. A recipient of information hereunder will have no obligation with respect to any portion of any written material which is not so labeled, or any information received orally unless a written summary of such oral communication, specifically identifying the item s of Proprietary information, is furnished to the recipient within fifteen (15) days.

C. If any portion of a party's Proprietary information falls within any one of the above exceptions, the remainder shall continue to be subject to the foregoing prohibitions and restrictions.

D.   To be determined.


XXXII - SYSTEM INTEGRATION RIGHTS

          [REDACTED DUE TO CONFIDENTIALITY: THE MATERIAL IN THIS ARTICLE HAS BEEN OMITTED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT. ACCORDINGLY, THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

XXXIII - BUYER FURNISHED FACILITIES, SOFTWARE AND PROPERTY

A. Title to all facilities, software and property furnished to Seller by Buyer (or Buyer's customer or Contractor) or paid for by Buyer shall remain with Buyer (or Buyer's customer). Seller shall not alter or use such property for any purpose other than that specified by Buyer without the prior written consent of Buyer. Seller shall keep adequate records, which shall be made available to Buyer upon request, and shall store protect, preserve, repair, and maintain such property in accordance with sound industrial practice. In the event that Buyer's property becomes lost or damaged through negligence or willful misconduct by Seller, its employees, agents, or subcontractors, while in Seller's possession, Seller agrees to replace (if lost or irreparable) or repair such property, without increase to the Cost or Fee, at Seller's option. At the completion of delivery of the goods and services ordered by Buyer in this Contract for which Buyer's software or property were required, or the termination of this Contract, Seller shall request disposition instructions for all such Buyer's software and property, and for all source codes and tools and documentation required to fully use the New Technologies, or the remainder thereof. Seller agrees to make such software and property available to Buyer at Buyer's request, in the manner requested by Buyer.

B. If the aforementioned Buyer-owned facilities, software or property are increased or decreased, or do not remain available during the performance of this Contract, or if any change is made in the terms and conditions under which they are made available to the Seller, an equitable adjustment as may be appropriate shall be made in the terms of this Contract.

C. CTI agrees to provide TRW with the items identified in the Statement of Work.

                                      SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed this Contract to be effective as of the day and year first above written.

TRW Inc.                                     Computerized Thermal Imaging, Inc.
Systems Integration Group

/s/ Joseph D. Mason                          /s/ Richard V. Secord
-------------------                          ---------------------
Joseph D. Mason                              Richard Secord
Vice President and General Manager           President
Strategic Systems Division

Date:   10/25/96                             Date:

                                      APPENDIX A


                                  STATEMENT OF WORK






          [REDACTED DUE TO CONFIDENTIALITY: THE MATERIAL IN THIS ARTICLE HAS BEEN OMITTED UNDER A REQUEST FOR CONFIDENTIAL TREATMENT. ACCORDINGLY, THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]




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

                                CONTRACT CHANGE NOTICE


Issued by:                                   CONTRACT NO. TRW-96-002

                                             CHANGE NOTICE NO. 001
Computerized Thermal Imaging, Inc.
515 Pocahontas                               EFFECTIVE DATE THIS CHANGE:
Ft. Walton, FL 32547                         16 December 1996

Issued to:

TRW Inc.
Strategic Systems Division
Post Office Box 1310
San Bernardino, CA 92402


In accordance with ARTICLE XXVI(D) Changes, TRW is hereby authorized under the terms of this contract to begin the commercialization development and at least one pilot installation, in accordance with the statement of work revision 1.0 dated 22 October 1996. The incremental funding of the contract is increased, and ARTICLE VI(D) is modified as follows:

ARTICLE VI - ESTIMATED COST, AND FEE

D. Authorized funding to this Contract is $4,700,000, which is estimated to cover the Cost and Fee for all work to be performed from 10 October 1996 (Letter Contract) through 31 December 1997, subject to addition or deletion of services of any magnitude or other changes according to Article XXVI Changes. In the event the total funding available is insufficient to complete all work authorized within the applicable period. Seller shall notify Buyer in writing and shall not be obligated to perform any unfunded work until the authorized funding is increased to the amount required to complete the work. In the event the Contract is fully funded and the Estimated Cost in insufficient to complete all work required by the Statement of Work, Seller shall notify Buyer in writing and shall not be obligated to perform further work until the Estimated Cost and authorized funding are increased to new values agreed by the parties.

All Terms, Conditions and Provisions of the original Subcontract, as amended, remain unchanged, except as specifically noted herein.


Computerized Thermal Imaging, Inc.


BY: /s/ Richard V. Secord
   ----------------------
          R.V. Secord
          President & COO

DATE:   1/30/97
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